   As filed with the Securities and Exchange Commission on September 24, 1999
                                                   Registration No. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              KEYNOTE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                CALIFORNIA                                   94-3226488
       (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                   Identification No.)

                              KEYNOTE SYSTEMS, INC.
                                2855 CAMPUS DRIVE
                           SAN MATEO, CALIFORNIA 94403
          (Address of Principal Executive Offices, including Zip Code)

                             1996 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

                                   JOHN FLAVIO
              VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                              KEYNOTE SYSTEMS, INC.
                                2855 CAMPUS DRIVE
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 522-1000
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                            Matthew P. Quilter, Esq.
                             Jeffrey R. Vetter, Esq.
                            Scott J. Leichtner, Esq.
                           Cynthia E. Garabedian, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                              AMOUNT          OFFERING PRICE            AGGREGATE          AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED         TO BE              PER SHARE           OFFERING PRICE       REGISTRATION
                                            REGISTERED                                                        FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value           5,438,037 (1)          $14.00 (2)        $76,132,518 (2)        $21,165

Common Stock, $0.001 par value           1,936,358 (3)          $ 8.97 (4)        $17,369,132            $ 4,829
------------------------------------------------------------------------------------------------------------------------

               TOTAL                     7,374,395                                 93,501,650            $25,994
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate of 5,038,037 shares available for grant under the Registrant's 1999 Equity Incentive Plan and 400,000 shares available for grant under Registrant's 1999 Employee Stock Purchase Plan.

(2) Estimated as of September 22, 1999 pursuant to Rule 457(c) solely pursuant for the purpose of calculating the registration fee.

(3) Represents certain shares subject to options outstanding as of September 22, 1999 under the Registrant's 1996 Stock Option Plan and 1999 Stock Option Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of the Registrant for the fiscal year ended September 30, 1998.

         (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under
              Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES - SECURITIES TO BE PURCHASED.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Fenwick & West LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby. An investment partnership and a partner of Fenwick & West LLP beneficially own an aggregate of 63,461 shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         As permitted by the California Corporations Code, the Registrant's Articles of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to the Registrant or its shareholders;

         - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - for any transaction from which the director derived an improper personal benefit;

         - for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director;

         - for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders;

         - under Section 310 of the California Corporations Code regarding contracts in which a director has a material financial interest; or

         - under Section 316 of the California Code regarding improper dividends, loans and guarantees.

As permitted by the California Corporations Code, the Registrant's Bylaws provide that:

         - the Registrant is required to indemnify its directors, officers and employees to the fullest extent permitted by the California Corporations Code, subject to certain very limited exceptions;

         - the Registrant is required to advance expenses, as incurred, to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the California Corporations Code, subject to certain very limited exceptions;

         - the Registrant may enter into agreements with any of its directors, officers, employees or agents that provides for indemnification of expenses incurred to the fullest extent permitted by the Registrant's Articles of Incorporation and California law; and

         -   the rights conferred in the Bylaws are not exclusive.

         The Registrant intends to enter into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Articles of Incorporation and to provide additional procedural protections in the event of litigation. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

         Reference is also made to Section 7 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to Registrant's Registration Statement on Form S-1 (File No. 333-82781) originally filed with the Commission on July 13, 1999, as subsequently amended (the
"Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Articles of Incorporation, Bylaws and the Indemnity Agreements entered into between the Registrant and each of its directors and officers maybe sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

         The Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

         See also the undertakings set out in response to Item 9.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

        Exhibit
         Number                            Exhibit Title
         ------          -----------------------------------------------
          4.01           Registrant's Amended and Restated Articles of
                         Incorporation (incorporated herein by reference to
                         Exhibit 3.01 of the Form S-1).

          4.02           Registrant's Amended and Restated Articles of
                         Incorporation (to be filed immediately after the closing of Registrant's initial public offering)
                         (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

          4.03 Registrant's Amended and Restated Bylaws (incorporated herein by reference to


                                      -2-


                         Exhibit 3.03 of the Form S-1).

          4.04 Form of Specimen Certificate for Registrant's common stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

          4.05 Third Amended and Restated Investors' Rights Agreement, dated as of April 26, 1999 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

          4.06 Registrant's 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

          4.07 Registrant's 1999 Stock Option Plan (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

          4.08 Registrant's 1999 Equity Incentive Plan and related forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

          4.09 Registrant's 1999 Employee Stock Purchase Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

          5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

         23.01           Consent of Fenwick & West LLP (included in
                         Exhibit 5.01).

         23.02           Consent of KPMG LLP, independent accountants.

         24.01           Power of Attorney (see page 5).

ITEM 9.    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(b)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 24th day of September 1999.

                               KEYNOTE SYSTEMS, INC.


                           By: /s/ Umang Gupta
                               -------------------------------
                               Umang Gupta
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Umang Gupta and John Flavio, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 24, 1999 by the following persons in the capacities indicated:


            Signature                                  Title

          /s/ Umang Gupta
-----------------------------------       Chairman of the Board and Chief
            Umang Gupta                   Executive Officer

          /s/ John Flavio
-----------------------------------       Vice President of Finance, Chief
             John Flavio                  Financial Officer and Secretary

         /s/ Eugene Shklar
-----------------------------------       Director
           Eugene Shklar

          /s/ David Cowan
-----------------------------------       Director
            David Cowan

          /s/ Mark Leslie
-----------------------------------       Director
            Mark Leslie

-----------------------------------       Director
         Stratton Sclavos

                              KEYNOTE SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

        Exhibit
         Number                            Exhibit Title
         ------          -----------------------------------------------
          4.01           Registrant's Amended and Restated Articles of
                         Incorporation (incorporated herein by reference to
                         Exhibit 3.01 of the Form S-1).

          4.02           Registrant's Amended and Restated Articles of
                         Incorporation (to be filed immediately after the closing of Registrant's initial public offering)
                         (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

          4.03 Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

          4.04 Form of Specimen Certificate for Registrant's common stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

          4.05 Third Amended and Restated Investors' Rights Agreement, dated as of April 26, 1999 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

          4.06 Registrant's 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

          4.07 Registrant's 1999 Stock Option Plan (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

          4.08 Registrant's 1999 Equity Incentive Plan and related forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

          4.09 Registrant's 1999 Employee Stock Purchase Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

          5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

         23.01           Consent of Fenwick & West LLP (included in
                         Exhibit 5.01).

         23.02           Consent of KPMG LLP, independent accountants.

         24.01           Power of Attorney (see page 5).